(d)(4)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING SERIES FUND, INC.

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund	A	B	C	I	O	R	W
ING Alternative Beta Fund Initial Term Expires March 1, 2010	1.40%	2.15%	2.15%	1.15%	N/A	N/A	1.15%

ING Capital Allocation Fund(1), (4) Formerly, ING Strategic Allocation Conservative Fund Term Expires October 1, 2011 Initial Term for Class W Expires October 1, 2012	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	0.90%

ING Core Equity Research Fund(2), (3) Term Expires October 1, 2011 Initial Term for Class R Expires October 1, 2012	1.08%	1.83%	1.83%	0.83%	1.08%	1.33%	0.83%

(1)	These operating expense limits take into account operating expenses incurred at the underlying Fund level.

(2)

The extension of the expense limit term for ING Core Equity Research Fund through October 1, 2011 is effective on or about August 21, 2010 and is contingent upon the shareholder approval of the merger of ING Opportunistic LargeCap Fund with and into ING Growth and Income Fund.

(3)

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 4, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

(4)

Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund expires October 1, 2012.

(5)

The extension of the expense limit term for ING Index Plus LargeCap Fund through October 1, 2011 is effective on or about October 18, 2008 and is contingent upon the shareholder approval of the merger of ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III, ING Index Plus LargeCap Equity Fund IV, ING Index Plus LargeCap Equity Fund V, ING Index Plus LargeCap Equity Fund VI and ING Index Plus LargeCap Equity Fund VII with and into ING Index Plus LargeCap Fund.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund	A	B	C	I	O	R	W
ING Corporate Leaders 100 Fund Initial Term Expires October 1, 2009	0.90%	1.65%	1.65%	0.65%	N/A	N/A	0.65%

ING Global Target Payment Fund(1), (3) Initial Term Expires March 1, 2010 Initial Term for Class R Expires March 1, 2012	1.30%	2.05%	2.05%	1.05%	N/A	1.55%	1.05%

ING Index Plus LargeCap Fund(4), (5) Initial Term Expires October 1, 2011 Initial Term for Class W Expires October 1, 2012	0.95%	1.70%	1.45%	0.70%	0.95%	1.20%	0.70%

ING Index Plus MidCap Fund(4) Initial Term Expires October 1, 2006 Initial Term for Class W Expires October 1, 2012	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	0.75%

ING Index Plus SmallCap Fund(4) Initial Term Expires October 1, 2006 Initial Term for Class W Expires October 1, 2012	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	0.75%

ING Small Company Fund Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2009	1.50%	2.25%	2.25%	1.25%	1.50%	N/A	1.25%

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund	A	B	C	I	O	R	W
ING Tactical Asset Allocation Fund Initial Term Expires October 1, 2009	N/A	N/A	N/A	0.70%	N/A	N/A	N/A

(1)	These operating expense limits take into account operating expenses incurred at the underlying Fund level.

(2)

The extension of the expense limit term for ING Core Equity Research Fund through October 1, 2011 is effective on or about August 21, 2010 and is contingent upon the shareholder approval of the merger of ING Opportunistic LargeCap Fund with and into ING Growth and Income Fund.

(3)

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 4, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

(4)

Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund expires October 1, 2012.

(5)

The extension of the expense limit term for ING Index Plus LargeCap Fund through October 1, 2011 is effective on or about October 18, 2008 and is contingent upon the shareholder approval of the merger of ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III, ING Index Plus LargeCap Equity Fund IV, ING Index Plus LargeCap Equity Fund V, ING Index Plus LargeCap Equity Fund VI and ING Index Plus LargeCap Equity Fund VII with and into ING Index Plus LargeCap Fund.

/s/HE
HE

Date last updated:  June 15, 2011

*                 This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.